Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Everest Reinsurance Holdings, Inc. of our report dated March 30, 2021  relating to the financial statements and financial statement schedules, which appears in Everest Reinsurance Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2020.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

September 16, 2021